Exhibit 21.1


                                                                  Domestic
Entity Name                                                       Juris
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C-DON Partnership                                                  Pennsylvania
Citizens Capital Ventures Corp.                                    Delaware
Citizens Directory Services Company L.L.C.                         Delaware
Citizens Louisiana Accounting Company                              Delaware
Citizens Mohave Cellular Company                                   Delaware
Citizens NEWCOM Company                                            Delaware
Citizens NEWTEL, LLC                                               Delaware
Citizens Pennsylvania Company LLC                                  Delaware
Citizens SERP Administration Company                               Delaware
Citizens Telecom Services Company L.L.C.                           Delaware
Citizens Telecommunications Company of California Inc.             California
Citizens Telecommunications Company of Idaho                       Delaware
Citizens Telecommunications Company of Illinois                    Illinois
Citizens Telecommunications Company of Minnesota, LLC              Delaware
Citizens Telecommunications Company of Montana                     Delaware
Citizens Telecommunications Company of Nebraska                    Delaware
Citizens Telecommunications Company of Nebraska LLC                Delaware
Citizens Telecommunications Company of Nevada                      Nevada
Citizens Telecommunications Company of New York, Inc.              New York
Citizens Telecommunications Company of Oregon                      Delaware
Citizens Telecommunications Company of Tennessee L.L.C.            Delaware
Citizens Telecommunications Company of the Golden State            California
Citizens Telecommunications Company of the Volunteer State LLC     Delaware
Citizens Telecommunications Company of the White Mountains, Inc.   Delaware
Citizens Telecommunications Company of Tuolumne                    California
Citizens Telecommunications Company of Utah                        Delaware
Citizens Telecommunications Company of West Virginia               West Virginia
Citizens Utilities Capital L.P.                                    Delaware
Citizens Utilities Rural Company, Inc.                             Delaware
Commonwealth Communication, LLC                                    Delaware
Commonwealth Telephone Company LLC                                 Pennsylvania
Commonwealth Telephone Enterprises LLC                             Pennsylvania
Commonwealth Telephone Enterprises, LLC                            Delaware
Commonwealth Telephone Management Services, Inc.                   Pennsylvania
Conference-Call USA, LLC                                           Delaware
CTE Delaware Holdings, LLC                                         Delaware
CTE Holdings, Inc.                                                 Pennsylvania
CTE Services, Inc.                                                 Pennsylvania
CTE Telecom, LLC                                                   Pennsylvania
CTSI, LLC                                                          Pennsylvania
CU Capital LLC                                                     Delaware
CU Wireless Company LLC                                            Delaware
Electric Lightwave NY, LLC                                         Delaware
Evans Telephone Holdings, Inc.                                     Delaware
Fairmount Cellular LLC                                             Georgia
Frontier Cable of Wisconsin LLC                                    Wisconsin
Frontier Communications - Midland, Inc.                            Illinois

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Frontier Communications - Prairie, Inc.                            Illinois
Frontier Communications - Schuyler, Inc.                           Illinois
Frontier Communications - St. Croix LLC                            Wisconsin
Frontier Communications Corporation                                Delaware
Frontier Communications of Alabama, LLC                            Alabama
Frontier Communications of America, Inc.                           Delaware
Frontier Communications of AuSable Valley, Inc.                    New York
Frontier Communications of Breezewood, LLC                         Pennsylvania
Frontier Communications of Canton, LLC                             Pennsylvania
Frontier Communications of DePue, Inc.                             Illinois
Frontier Communications of Fairmount LLC                           Georgia
Frontier Communications of Georgia LLC                             Georgia
Frontier Communications of Illinois, Inc.                          Illinois
Frontier Communications of Indiana LLC                             Indiana
Frontier Communications of Iowa, LLC                               Iowa
Frontier Communications of Lakeside, Inc.                          Illinois
Frontier Communications of Lakewood, LLC                           Pennsylvania
Frontier Communications of Lamar County, LLC                       Alabama
Frontier Communications of Michigan, Inc.                          Michigan
Frontier Communications of Minnesota, Inc.                         Minnesota
Frontier Communications of Mississippi LLC                         Mississippi
Frontier Communications of Mondovi LLC                             Wisconsin
Frontier Communications of Mt. Pulaski, Inc.                       Illinois
Frontier Communications of New York, Inc.                          New York
Frontier Communications of Orion, Inc.                             Illinois
Frontier Communications of Oswayo River LLC                        Pennsylvania
Frontier Communications of Pennsylvania, LLC                       Pennsylvania
Frontier Communications of Rochester, Inc.                         Delaware
Frontier Communications of Seneca-Gorham, Inc.                     New York
Frontier Communications of Sylvan Lake, Inc.                       New York
Frontier Communications of the South, LLC                          Alabama
Frontier Communications of Thorntown LLC                           Indiana
Frontier Communications of Viroqua LLC                             Wisconsin
Frontier Communications of Wisconsin LLC                           Wisconsin
Frontier Directory Services Company, LLC                           Delaware
Frontier InfoServices Inc.                                         Delaware
Frontier Security Company                                          Delaware
Frontier Subsidiary Telco LLC                                      Delaware
Frontier TechServ, Inc.                                            Delaware
Frontier Telephone of Rochester, Inc.                              New York
Global Valley Networks, Inc.                                       California
GVN Services                                                       California
Mohave Cellular Limited Partnership                                Delaware
Navajo Communications Company, Inc.                                New Mexico
NCC Systems, Inc.                                                  Texas
Ogden Telephone Company                                            New York
Phone Trends, Inc.                                                 New York
Rhinelander Telecommunications, LLC                                Wisconsin
Rhinelander Telephone LLC                                          Wisconsin
Rib Lake Cellular for Wisconsin RSA#3, Inc.                        Wisconsin
Rib Lake Telecom, Inc.                                             Wisconsin
T.M.H., Inc.                                                       Delaware